EXHIBIT 4


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                      FAMILY STEAK HOUSES OF FLORIDA, INC.

                                    ARTICLE I

                                      STOCK


     Section 1.1 ISSUANCE OF CERTIFICATES.

     (a) Certificates of stock of each of the classes provided for in the Articles of Incorporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate, signed by the Chairman or the President and the Secretary or an Assistant Secretary, certifying to the number and class of shares owned by him. Where, however, such certificate is signed by a transfer agent acting on behalf of this Corporation, the signature of any of the above-named officers may be facsimile.

     (b) In case any officer who has signed a certificate, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by this Corporation as though the officer who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer in this Corporation.

     (c) Each certificate representing shares shall state upon the face thereof:
(i) the name of this Corporation; (ii) that this Corporation is organized under the laws of Florida; (iii) the name of the person or persons to whom issued;
(iv) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (v) the par value of each share represented by such certificate, or a statement that the shares are without par value.

     (d) Each certificate representing shares shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of: (i) the designations, preferences, limitations, and relative rights of the shares of each class of series authorized to be issued; (ii) the variations in the relative rights and preferences between the shares of each series, insofar as the same have been fixed and determined; and (iii) the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.


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     (e) Each  certificate  shall otherwise  comply,  in all respects,  with the requirements of law.

     Section 1.2. REGISTERED HOLDERS.

     Except as expressly provided by law, only registered shareholders shall be entitled to be treated by this Corporation as the holders in fact of the shares standing in their respective names, and this Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 1.3. TRANSFER.

     This Corporation or its transfer agent shall register a stock certificate presented to it for transfer if: (i) the certificate is properly endorsed by the holder of record or his duly authorized attorney and accompanied by reasonable assurance that such endorsement is genuine and effective; (ii) this Corporation is not under, or has discharged, any duty to inquire into adverse claims to the shares represented by such certificate; and (iii) applicable laws relating to the collection of taxes have been complied with. Transfer of a stock certificate shall be made only upon the transfer books of this Corporation, kept at the offices of either this Corporation or the transfer agent designated to transfer the class represented by such certificate. Before a new certificate is issued, the old certificate shall be surrendered for cancellation.

     Section 1.4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.

     (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

     (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date to be, in any case, no more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken; provided, however, that if no record date is fixed for the determination of shareholders entitled to deliver written consent to corporate action without a meeting, when no prior action by the board of Directors is necessary, the record date shall be the day on which the first signed written consent is delivered to the Corporation.

     (c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or

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shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     (d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 1.5. RECORD OF SHAREHOLDERS HAVING VOTING RIGHTS.

     The officer or agent having charge of the stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by, each. For a period of ten days prior to such meeting, the list shall be kept on file at the registered office or principal place of business of this Corporation or at the office of the transfer agent or registrar of this Corporation, and any shareholder shall be entitled to inspect the list during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.


     Section 1.6. LOST, STOLEN, OR DESTROYED CERTIFICATES.

     This Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (i) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (ii) requests the issue of a new certificate before this Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (iii) gives bond in such form as this Corporation may direct, to indemnify this Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (iv) satisfies any other reasonable requirements imposed by this Corporation.


                                   ARTICLE II

                               SHAREHOLDER ACTION

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     Section 2.1. PLACE.


     The place of any meeting of the shareholders shall be the principal office of this Corporation in the City of Jacksonville, Florida, or such other place within or without the State of Florida as shall be determined by the Board of Directors.

     Section 2.2. ANNUAL MEETING.

     The annual meeting of the shareholders of this Corporation, for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2.3. NOTICE.

     (a) Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, either personally or by United States mail, by or at the direction of the Chairman or the Secretary, to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten nor more than sixty days before the annual meeting or any special meeting called by the Chairman, President or the Board of Directors, and not less than twenty nor more than ninety days after the receipt of a request from any other persons entitled to call a special meeting of shareholders. If mailed, any notice required by this section shall be deemed to be delivered when deposited in the United States mail addressed to shareholder at his address as it appears on the stock transfer books of this Corporation, with postage thereon prepaid.

     (b) Whenever notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the

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meeting  is  not  lawfully  called  or  convened.  Neither  the  business  to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

     Section 2.4. PROXIES.

     (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

     (b) Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     Section 2.5. PRESIDING OFFICER AND CONDUCT OF MEETINGS.

     The Chairman, or in his absence the President, a Vice Chairman or a director, shall call meetings of the shareholders to order and shall act as presiding officer of the meetings. If none of those persons is present at the meeting, the presiding officer of the meeting shall be chosen by the vote of a majority of the shares represented and entitled to vote at the meeting. The Secretary or an assistant secretary of this Corporation, shall act as secretary at all meetings of the shareholders, but if neither the Secretary nor an assistant secretary of this Corporation shall be present at the meeting, the presiding officer may appoint any other person to act as secretary of the meeting.

     The presiding officer of a meeting shall have broad discretion in determining the order of business. The presiding officer's authority to conduct the meeting shall include, but in no way shall be limited to, recognizing shareholders entitled to speak, calling for necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer shall also take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of a shareholder's meeting.

     Section 2.6. INSPECTORS OF ELECTION; INSPECTORS OF WRITTEN CONSENT.

     (a) Inspectors of elections shall be appointed by the Board of Directors to act at any meeting of shareholders at which any election is held. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of a shareholder or his proxy shall, make such

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appointment.  The  inspectors  of elections  shall:  (i) determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies; (ii) receive notes, ballots, consents, waivers, or releases; (iii) hear and determine all challenges and questions arising in connection with the vote; (iv) count and tabulate all votes, consents, waivers, and releases; (v) determine and announce the results; and (vi) do such acts as are proper to conduct the election or vote, with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the presiding officer of the meeting, need be a shareholder.

     (b) In the event of the delivery, in the manner provided by Florida Statutes Section 607.0704, to the Corporation of the requisite written shareholder consent or consents to take corporate action without a meeting and/or any related revocation or revocations of such consents, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Florida Statutes Section 607.0704 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.6(b) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     Section 2.7. SHAREHOLDER QUORUM.

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted upon by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by class is required by law, the Articles of Incorporation, or these Bylaws. After a quorum has been established at a meeting of shareholders, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.


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     Section 2.8. ADJOURNMENT.

     A majority of the shares represented and entitled to vote at any meeting of shareholders may adjourn the meeting to another time and place whether or not a quorum exists. When a meeting is adjourned to another time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given, as provided above in Section 2.4 of these Bylaws, to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 2.9. VOTING OF SHARES.

     (a) Voting at all meetings of shareholders may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote may be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

     (b) Each outstanding share represented in person or by proxy, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may otherwise be provided by the Articles of Incorporation or by resolution of the Board of Directors pursuant thereto.

     (c) At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at the time for whose election he has a right to vote. No cumulative voting shall be permitted.

     (d) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be pro-rated.

     Section 2.10 NATURE OF BUSINESS.

     At any meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who complies with the procedures set forth in this Section 2.10.


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     No business may be  transacted at any meeting of  shareholders,  other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before such meeting of shareholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) in the case of an Annual
Meeting of Shareholders, otherwise properly brought before such meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting of Shareholders and (ii) who complies with the notice procedures set forth in this
Section 2.10.

     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Shareholders by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting of Shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed or public disclosure of the date of the Annual Meeting of Shareholders was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting of Shareholders (i) a brief description of the business desired to be brought before the Annual Meeting of Shareholders and the reasons for conducting such business at the Annual Meeting of Shareholders, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated

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thereunder if such shareholder  were engaged in such a solicitation,  and (vi) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting of Shareholders to bring such business before the meeting.

     No business shall be conducted at the Annual Meeting of Shareholders except business brought before the Annual Meeting of Shareholders in accordance with the procedures set forth in this Section 2.10, provided, however, that, once business has been properly brought before the Annual Meeting of Shareholders in accordance with such procedures, nothing in this Section 2.10 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an Annual Meeting of Shareholders determines that business was not properly brought before the Annual Meeting of Shareholders in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1. AUTHORITY.

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of this Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2. NUMBER AND ELIGIBILITY.

     The Corporation shall have no more than eight (8) directors and no less than one (1) director, which number may be increased or decreased only by amendment to these Bylaws duly adopted by the Board of Directors of the Corporation.

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     Section 3.3. CLASSIFICATION OF BOARD OF DIRECTORS.

     The directors shall be divided into three classes: Class I, Class II, and Class III. The number of directors included in each such class shall be as nearly equal as may be possible. At the annual meeting of shareholders of the Corporation held in 1997, Class I directors shall be initially elected for a three-year term, Class II directors for a two-year term and Class III directors for a one-year term; provided, however, that each such Class I, Class II or Class III director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. At each succeeding annual meeting of the shareholders of the Corporation, commencing in 1998, the directors elected to succeed those directors whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their earlier death, resignation or removal from office. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes so that the number of directors included in each such class shall continue to be as nearly equal as possible.

     Section 3.4. VACANCIES.

     Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of 80% of the directors then in office. A director elected to fill a vacancy shall hold office until the next shareholders' meeting at which directors of such class are elected.

     Section 3.5. PLACE, TIME AND CALL OF MEETINGS.

     The annual meeting of the Board of Directors shall be held at the same place as the annual shareholders' meeting immediately following the annual meeting of the shareholders. In addition, there shall be seven regular meetings of the Board of Directors to be held at such time and at such place within or without the State of Florida as the Board of Directors may from time to time designate. Upon the request of any two directors or the President or upon his own initiative, the Chairman may call a special meeting of the Board of Directors to be held at such time and place, within or without the State of Florida, and for such purpose as the notice of the meeting may designate.

     Section 3.6. NOTICE OF MEETINGS.

     (a) Written notice of the time and place of any regular meeting of the Board of Directors shall be given to each director by personal delivery, mail, telegram, or cablegram at least two days before the meeting. Written notice of the time and place of any special meeting of the Board of Directors shall be given to

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each director by personal delivery, mail, telegram or cablegram at least one day before the meeting.

     (b) Notice of any meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     (c) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.7. USE OF COMMUNICATION EQUIPMENT.

     Members of the Board of Directors may participate in a meeting of the Board by conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 3.8. DIRECTOR QUORUM.

     A majority of the number of directors holding office pursuant to these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.9. ADJOURNMENT OF MEETINGS.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given, as provided in Section 3.6 of these Bylaws, to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Section 3.10. ACTION WITHOUT A MEETING.

     Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the

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proceedings of the board or of the  committee.  Such consent shall have the same effect as a unanimous vote.

     Section 3.11. COMPENSATION.

     Directors are entitled to receive such fees and expenses for attendance at meetings of the Board of Directors as may be fixed from time to time by the Board. Directors shall also be entitled to receive compensation for services rendered to the Corporation as officers or as members of any committee appointed by the Board, or for service in any other capacity as may be provided from time to time by the Board.

     Section 3.12. CONFLICTS OF INTEREST.

     (a) No contract or other transaction between this Corporation and one or more of its directors, or any other Corporation, firm, association, or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors, or committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if: (i) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;
(ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee, or the shareholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     Section 3.13. NOMINATION OF DIRECTORS.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders, or at any Special Meeting of Shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record

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on the date of the giving of the notice provided for in this Section 3.13 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 3.13.

     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting of Shareholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting of Shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting of Shareholders was mailed or public disclosure of the date of the Special Meeting of Shareholders was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall have been made publicly available and shall have occurred) and as of the date of such notice and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall have been made publicly available and shall have occurred) and as of the date of such notice, (iii) a description of all arrangements or understandings between such

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



shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
3.13. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

     Section 4.1. EXECUTIVE COMMITTEE.

     The Board of Directors may elect annually an Executive Committee, consisting of the Chief Executive Officer who shall serve as Chairman of the Executive Committee, as well as the Chairperson of each of the Board's standing committees. When the Board of Directors is not in session, the Executive Committee, if elected, shall have and may exercise all of the powers of the Board of Directors, except as limited by the laws of the State of Florida.

     Section 4.2. EXECUTIVE COMPENSATION COMMITTEE.

     The Board of Directors may elect annually at least three of its members to constitute an Executive Compensation Committee, which committee shall have such responsibilities as may be assigned to it by the Board, including responsibility for recommending to the Board the compensation arrangements for directors and officers elected or appointed by the Board.

     Section 4.3. OTHER COMMITTEES.

     Other standing or temporary committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, except as limited by law, subject to such conditions as may be prescribed by the Board.

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




     Section 4.4. ALTERNATE MEMBERS.

     The Board of Directors may designate one or more directors as alternate members of any committee of the Board, who may act in the place and stead of any absent member or members at any meeting of such committee.

     Section 4.5. CALL, NOTICE, PLACE, AND TIME OF MEETINGS.

     Regular meetings of any committee of the Board may be held without call or notice at such places and times as such committee from time to time may fix. Special meetings of any committee of the Board may be called by the Chief Executive Officer or any two members of the committee, upon notice as provided for special meetings of the Board of Directors, at the place and time set forth in such notice. Notice of such special meetings may be waived.

     Section 4.6. COMMITTEE QUORUM.

     A quorum at any meeting of a committee of the Board shall consist of a majority of its members. A majority vote of the members in attendance at any meeting shall, in the presence of a quorum, decide its action.

     Section 4.7. MINUTES OF COMMITTEE MEETINGS.

     All committees of the Board shall keep regular minutes of the transactions of their meetings, shall cause them to be recorded in the books kept for that purpose in the office of this Corporation, and shall report the same to the Board of Directors at its next meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. OFFICERS.

     The officers of this Corporation shall be a Chairman, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be appointed by and serve at the pleasure of the Board of Directors. The Chief Executive Officer is authorized to appoint such officers on an interim basis, subject to ratification by the Board at its next meeting. Such other officers and assistant officers and agents as may be deemed necessary or appropriate may be appointed by the Board of Directors or such person or persons as the Board may designate from time to time. The Chairman and President each shall be a director, but no other officer need be a member of the Board of Directors. Any two or more offices may be held by the same person. An outside Director shall not serve as an officer. Any person who serves both as an officer and a director of the Corporation shall be a salaried employee of the

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



Corporation, devoting substantially all of his time to Corporation business.

     Section 5.2. DUTIES.

     (a) The Chairman shall preside at all meetings of the Board of Directors, shall have general executive powers, and shall have such other duties as may be assigned to him by the Board of Directors or provided by these Bylaws. In the Chairman's absence, the President shall preside at meetings of the Board and assume the other duties assigned to the Chairman. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

     (b) The President shall be the Chief Executive Officer and shall have general executive powers, and shall have such other duties as may be assigned to him by the Board of Directors or provided by these Bylaws. He may sign or countersign all certificates, contracts, and other instruments of this Corporation as authorized by the Board of Directors. He shall make reports to the Board of Directors and shareholders, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     (c) Each Vice President shall perform the duties delegated to him from time to time by the Board of Directors or by the Chief Executive Officer.

     (d) The Secretary shall issue notice for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office or are properly required of him by the Board of Directors or the Chief Executive Officer.

     (e) The Treasurer shall have custody of all monies and securities of this Corporation and shall keep or cause to be kept regular books of account. He shall disburse the funds of this Corporation in payment of the just demands against this Corporation, or as may be ordered by the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements. He shall report the financial condition of this Corporation to the stockholders at the annual meeting and shall render to the Chief Executive Officer and the Board of Directors from time to time, as may be required of him, an account of all of his transactions as Controller and of the financial condition of this Corporation. He shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors or the Chief Executive Officer.



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



     Section 5.3. ABSENCE OR INABILITY.

     In the case of absence or inability to act of any officer of this Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other person whom it may select.

     Section 5.4. VACANCIES.

     Vacancies in any office arising from any cause may be filled by the Board of Directors.

     Section 5.5. COMPENSATION.

     The salaries and other compensation of all officers of this Corporation elected or appointed by the Board of Directors shall be fixed by the Board of Directors or by a committee of Board members designated for that purpose by the Board. Compensation of other employees and agents shall be fixed by or under the authority of the Chief Executive Officer. No member of the Board of Directors shall be disqualified from voting on compensation of officers by reason of the fact that he is an officer as well as a director, except that his vote shall not be counted in fixing his own compensation.

     Section 5.6. REMOVAL.

     Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

     Section 5.7. PERFORMANCE BONDS.

     The Board of Directors, may, by resolution, require any and all of the officers to give bonds to this Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other duties as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                             DIVIDENDS AND FINANCES

     Section 6.1. DIVIDENDS.

     The Board of Directors of this Corporation may, from time to time, declare, and this Corporation may pay, dividends as permitted by law on its shares in cash, property, or its own shares, except when this Corporation is insolvent or when the payment thereof would render this Corporation insolvent.



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



     Section 6.2. RESERVES.

     Before making any distribution of profits there may be set aside out of the net profits of this Corporation such sum or sums as the directors may from time to time, in their absolute discretion, deem expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of this Corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.


     Section 6.3. DEPOSIT OF MONIES.

     Monies of this Corporation shall be deposited in the name of this Corporation in such banks or trust companies as the Board of Directors shall designate, and shall be drawn out only by checks signed by persons designated by resolution by the Board of Directors.

                                   ARTICLE VII

                                BOOKS AND RECORDS

     Section 7.1. BOOKS AND RECORDS.

     (a) This Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors, and committees of directors.

     (b) This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class, and series, if any, of the shares held by each.

     (c) Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 7.2. SHAREHOLDERS' INSPECTION RIGHTS.

     Any person who shall have been a holder of record of one quarter of one percent of the shares or of voting trust certificates therefor for at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of this Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times and for any proper

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



purpose, its relevant books and records of accounts, minutes, and records of shareholders and to make extracts therefrom.

     Section 7.3. FINANCIAL STATEMENTS.

     (a) Unless modified by resolution of the shareholders not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

     (b) Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

     (c) The balance sheets and profit and loss statement shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                  ARTICLE VIII

                                      SEAL

     The corporate seal of this Corporation shall consist of an impression bearing the words and figures: "Family Steak Houses of Florida, Inc. - Florida 1985." Such seal as impressed upon the margin of these Bylaws is hereby adopted as the corporate seal of this Corporation.

                                   ARTICLE IX

                      VOTING OF SHARES OWNED BY CORPORATION

     Section 9.1. BY THE CORPORATION.

     Unless otherwise directed by the Board of Directors, the Chairman, and in his absence the President, shall have full power and authority on behalf of this Corporation to attend and to act and to vote at any meeting of the shareholders of any Corporation of which this Corporation may hold stock, and at any such meeting shall possess and may exercise all of the rights and powers incident to the ownership of such stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present.

     Section 9.2. BY PROXY OR CONSENT.

     Whenever, in the judgment of the Chief Executive Officer, it is desirable for this Corporation to execute a proxy or give a shareholder's consent with respect to any shares of stock issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chief Executive Officer, Chief Financial Officer or Secretary without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares of stock issued by such other Corporation and owned by this Corporation in the same manner and to the same extent as such shares might be voted by this Corporation.


     Section 9.3. BY OTHER PERSONS.

     The Board of Directors may confer similar powers upon any other person or persons, in its discretion, from time to time.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

     Alteration, amendment, or repeal of these Bylaws may be made by a majority vote of the Board of Directors at any regular or special meeting.


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